Exhibit 99.2

GREEN PLAINS INC.

SEGMENT OPERATIONS BY QUARTER

(unaudited, in thousands)

	Three Months Ended				Full Year
	Mar. 31	June 30	Sept. 30	Dec. 31	2016
Revenues:
Ethanol production	$528,328	$595,168	$586,988	$698,618	$2,409,102
Agribusiness and energy services	167,553	211,747	177,079	153,528	709,907
Food and food ingredients	58,748	87,484	84,692	87,257	318,181
Partnership	23,789	25,493	26,205	28,285	103,772
Intersegment eliminations	(29,214)	(32,165)	(33,112)	(35,590)	(130,081)

	749,204	887,727	841,852	932,098	3,410,881

Gross margin:
Ethanol production	(6,170)	29,730	37,283	67,353	128,196
Agribusiness and energy services	8,138	16,670	13,436	21,125	59,369
Food and food ingredients	(506)	6,443	5,900	11,948	23,785
Partnership	23,789	25,493	26,205	28,285	103,772
Intersegment eliminations	(734)	(133)	145	402	(320)

	24,517	78,203	82,969	129,113	314,802

Operating income (loss):
Ethanol production	(29,565)	7,558	14,334	35,798	28,125
Agribusiness and energy services	3,737	9,766	7,241	13,295	34,039
Food and food ingredients	(1,363)	5,758	5,199	6,842	16,436
Partnership	13,071	14,803	15,084	17,945	60,903
Intersegment eliminations	(698)	(95)	181	442	(170)

Segment operating income	(14,818)	37,790	42,039	74,322	139,333
Corporate activities	(7,828)	(10,381)	(11,184)	(18,252)	(47,645)

	$(22,646)	$27,409	$30,855	$56,070	$91,688